NORTHEAST UTILITIES AND SUBSIDIARIES
1.4a  PRO FORMA CONSOLIDATED BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                         PRO
                                                                                                        FORMA
                                                                                                       GIVING
                                                                                     PRO               EFFECT
                                                                                    FORMA               TO
                                                             PER BOOK               ADJ.                 ADJ.
Current Assets:
  Cash and cash equivalents                               $       118,138    $             0 a,c,e$       118,138
  Restricted cash - LMP costs                                      45,760                                  45,760
  Special deposits                                                 75,657                                  75,657
  Investments in securitizable assets                             215,592                                 215,592
  Receivables, net                                                637,039                                 637,039
  Unbilled revenues                                                95,498                                  95,498
  Fuel, materials and supplies, at average cost                   160,400                                 160,400
  Derivative assets                                               103,768                                 103,768
  Prepayments and other                                            81,556                                  81,556
                                                          ---------------    ---------------      ---------------
                                                                1,533,408                  0            1,533,408
                                                          ---------------    ---------------      ---------------
Property, Plant and Equipment:
  Electric utility                                              5,360,649                               5,360,649
  Gas utility                                                     708,986                                 708,986
  Competitive energy                                              886,478            560,000   e        1,446,478
  Other                                                           209,040                                 209,040
                                                          ---------------    ---------------      ---------------
                                                                7,165,153            560,000            7,725,153
    Less: Accumulated depreciation                              2,564,544             14,000   f        2,578,544
                                                          ---------------    ---------------      ---------------
                                                                4,600,609            546,000            5,146,609
  Construction work in progress                                   374,691                                 374,691
                                                          ---------------    ---------------      ---------------
                                                                4,975,300            546,000            5,521,300
                                                          ---------------    ---------------      ---------------
Deferred Debits and Other Assets:
  Regulatory assets                                             2,947,670                               2,947,670
  Goodwill and other purchased intangible assets, net             343,904                                 343,904
  Prepaid pension                                                 352,668                                 352,668
  Other                                                           445,418                                 445,418
                                                          ---------------    ---------------      ---------------
                                                                4,089,660                  0            4,089,660
                                                          ---------------    ---------------      ---------------
Total Assets                                              $    10,598,368    $       546,000      $    11,144,368
                                                          ===============    ===============      ===============


NORTHEAST UTILITIES AND SUBSIDIARIES
1.4b PRO FORMA CONSOLIDATED BALANCE SHEET -- LIABILITIES AND CAPITALIZATION AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                          PRO
                                                                                                         FORMA
                                                                                                        GIVING
                                                                                      PRO               EFFECT
                                                                                     FORMA               TO
                                                              PER BOOK               ADJ.                 ADJ.
Current Liabilities:
  Notes payable to banks                                   $        40,000    $       287,000   a  $       327,000
  Long-term debt - current portion                                  59,327                                  59,327
  Accounts payable                                                 787,024                                 787,024
  Accrued taxes                                                     68,816            (17,935)b,d,f         50,881
  Accrued interest                                                  57,820             23,837  b,d          81,657
  Derivative liabilities                                            65,866                                  65,866
  Other                                                            205,501                                 205,501
                                                           ---------------    ---------------      ---------------
                                                                 1,284,354            292,902            1,577,256
                                                           ---------------    ---------------      ---------------

Rate Reduction Bonds                                             1,772,637                               1,772,637
                                                           ---------------    ---------------      ---------------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                              1,362,713              2,800   f        1,365,513
  Accumulated deferred investment tax credits                      103,607                                 103,607
  Deferred contractual obligations                                 321,197                                 321,197
  Other                                                            878,146                                 878,146
                                                           ---------------    ---------------      ---------------
                                                                 2,665,663              2,800            2,668,463
                                                           ---------------    ---------------      ---------------
Capitalization:
  Long-Term Debt                                                 2,505,222            273,000   c        2,778,222
                                                           ---------------    ---------------      ---------------

  Preferred Stock - Nonredeemable                                  116,200                                 116,200
                                                           ---------------    ---------------      ---------------

  Common Shareholders' Equity:
    Common shares                                                  750,492                                 750,492
    Capital surplus, paid in                                     1,106,466                               1,106,466
    Deferred contribution plan - employee stock
      ownership plan                                               (76,970)                                (76,970)
    Retained earnings                                              837,963            (22,702)             815,261
    Accumulated other comprehensive loss                            (2,862)                                 (2,862)
    Treasury stock                                                (360,797)                               (360,797)
                                                           ---------------    ---------------      ---------------
  Common Shareholders' Equity                                    2,254,292            (22,702)           2,231,590
                                                           ---------------    ---------------      ---------------
Total Capitalization                                             4,875,714            250,298            5,126,012
                                                           ---------------    ---------------      ---------------
Total Liabilities and Capitalization                       $    10,598,368    $       546,000      $    11,144,368
                                                           ===============    ===============      ===============


NORTHEAST UTILITIES AND SUBSIDIARIES
1.4c  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA               TO
                                                            PER BOOK               ADJ.                 ADJ.
Operating Revenues                                       $     6,575,881    $                    $     6,575,881
                                                         ---------------    ---------------      ---------------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power                 4,230,380                               4,230,380
     Other                                                       817,286                                 817,286
  Maintenance                                                    239,315                                 239,315
  Depreciation                                                   199,933             14,000   f          213,933
  Amortization                                                   508,437                                 508,437
  Taxes other than income taxes                                  229,078                                 229,078
  Gain on sale of utility plant                                 (187,626)                               (187,626)
                                                         ---------------    ---------------      ---------------
       Total operating expenses                                6,036,803             14,000            6,050,803
                                                         ---------------    ---------------      ---------------
Operating Income/(Loss)                                          539,078            (14,000)             525,078

Interest Expense:
  Interest on long-term debt                                     236,750             17,882   d          254,632
  Other interest                                                  16,572              5,955   b           22,527
                                                         ---------------    ---------------      ---------------
       Interest expense, net                                     253,322             23,837              277,159
                                                         ---------------    ---------------      ---------------
Other Income, Net                                                 30,120                                  30,120
                                                         ---------------    ---------------      ---------------
Income Before Income Tax Expense/(Benefit)                       315,876            (37,837)             278,039
Income Tax Expense/(Benefit)                                     123,232            (15,135)b,d,f        108,097
                                                         ---------------    ---------------      ---------------
Income Before Preferred Dividends of Subsidiaries                192,644            (22,702)             169,942
Preferred Dividends of Subsidiaries                                5,559                                   5,559
                                                         ---------------    ---------------      ---------------
Income/(Loss) Before Cumulative Effect of Accounting Chang       187,085            (22,702)             164,383
Cumulative Effect of Accounting Change                            (4,741)                                 (4,741)
                                                         ---------------    ---------------      ---------------
Net Income/(Loss)                                        $       182,344    $       (22,702)     $       159,642
                                                         ===============    ===============      ===============


NORTHEAST UTILITIES AND SUBSIDIARIES
1.4d  PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                  PRO
                                                                                                 FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA                TO
                                                       PER BOOK                ADJ.                ADJ.
Balance at beginning of period                      $       727,204    $                    $       727,204

Net income/(loss)                                           182,344            (22,702)             159,642

Cash dividends on common stock                              (71,585)                                (71,585)
                                                    ---------------    ---------------      ---------------
Balance at end of period                            $       837,963    $       (22,702)     $       815,261
                                                    ===============    ===============      ===============


NORTHEAST UTILITIES AND SUBSIDIARIES
1.4e  PRO FORMA CONSOLIDATED CAPITALIZATION
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA                TO
                                                       PER BOOK               ADJ.                 ADJ.
Long-term debt*                                     $     2,505,222    $       273,000      $     2,778,222

Preferred stock - nonredeemable                             116,200                                 116,200

Common shareholders' equity                               2,254,292            (22,702)           2,231,590
                                                    ---------------    ---------------      ---------------
        Total Capitalization                        $     4,875,714    $       250,298      $     5,126,012
                                                    ===============    ===============      ===============

*Does not include current portion

NORTHEAST UTILITIES AND SUBSIDIARIES
1.4f  PRO FORMA ADJUSTMENTS TO CONSOLIDATED FINANCIAL STATEMENTS
(Thousands of Dollars)

                                     Debit       Credit
a)Cash and cash equivalents          287,000
    Notes payable to banks                        287,000

  To record issuance of short-term debt to finance additional EWG investments.


b)Other interest                       5,955
  Accrued taxes                        2,382
    Accrued interest                                5,955
    Income tax expense/(benefit)                    2,382

  To record interest expense associated with short-term debt issued and related tax effect.


c)Cash and cash equivalents          273,000
    Long-term debt                                273,000

  To record issuance of long-term debt to finance additional EWG investments.


d)Interest on long-term debt          17,882
  Accrued taxes                        7,153
    Accrued interest                               17,882
    Income tax expense/(benefit)                    7,153

  To record interest expense associated with long-term debt issued and related tax effect.


e)Property, plant and equipment -
   competitive energy                 560,000
    Cash and cash equivalents                     560,000

  To record additional EWG investment.


f)Depreciation expense                 14,000
  Accrued taxes                         8,400
  Income tax expense/(benefit) -
    deferred                            2,800
    Accumulated depreciation                       14,000
    Income tax expense/(benefit) -
      current                                       8,400
    Accumulated deferred income taxes               2,800

  To record depreciation expense associated with additional EWG investment and related tax effects.